EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of CECO Environmental Corp. and subsidiaries for the year ended December 31, 2008 of our report dated March 17, 2008 into Registration Statement No. 333-130294 on Form S-3 and Registration Statements Nos. 333-33270 and 333-143527 on Forms S-8 relating to the financial statements for the two years ended December 31, 2007.

/s/ Battelle & Battelle LLP

Dayton, Ohio

March 16, 2009